Exhibit 10.16

SHORE BANCSHARES, INC.

DEFERRED COMPENSATION PLAN

JANUARY 1, 2019

1.         Background and Purpose. Shore Bancshares, Inc. (the "Company") has established the
Shore Bancshares, Inc. Deferred Compensation Plan (the "Plan") to allow eligible employees to defer certain types of compensation earned in 2019 or later, effective January 1, 2019.

The Plan is an unfunded program and has been established for the purpose of providing deferred compensation for a select group of management or highly compensated employees.

2.         Definitions.

(a)        "Account" shall mean the interest of a Participant in the Plan as represented by the bookkeeping entries kept by the Company or Participating Company. A separate Account shall be established for each Participant and may include separate subaccounts, such as annual Deferral Accounts, as may be required.

(b)       "Affiliate" shall mean any company that (i) is included as a member with the Company in a controlled group of corporations, within the meaning of section 414(b) of the Code; (ii) is a trade or business (whether or not incorporated) included with the Company in a group of trades or business under common control, within the meaning of section 414(c) of the Code; or (iii) is required to be aggregated with the Company pursuant to section 414(m) or 414(o) of the Code and regulations thereunder.

(c)        "Base Salary" shall mean a Participant's base salary payable from the Company and its Affiliates.

(d)       "Beneficiary" shall mean the person, persons or entity last designated by the Participant to receive any benefits payable after Participant's death pursuant to Section 9 of the Plan.

(e)        "Board" shall mean the Board of Directors of the Company.

(f)        "Cause" shall mean (i) an action or failure to act by the Participant constituting fraud, misappropriation or damage to the property or business of the Company; (ii) conduct by the Participant that amounts to fraud, personal dishonesty or breach of fiduciary duty; (iii) the Participant's conviction (from which no appeal may be, or is, timely taken) of a felony or willful violation of any law, rule or regulation (other than traffic violations or similar offenses); (iv) the Participant's breach of any of his obligations hereunder; (v) the unauthorized use, misappropriation or disclosure by the Participant of any Confidential Information (as hereinafter defined) of the Company or of any confidential information of any other party to whom the Participant owes an obligation of nondisclosure as a result of his relationship with the Company; (vi) the willful violation of any final cease and desist or consent order; (vii) a knowing violation by the Participant of federal and state banking laws or regulations which is likely to have a material adverse effect on the Company, as determined by the Board; (viii) the determination by the Board, in the exercise of its reasonable judgment and in good faith, that the Participant's job performance is substantially unsatisfactory and that he has failed to cure such performance within a reasonable period (but in no event more than 30 days) after written notice specifying in reasonable detail the nature of the unsatisfactory performance; (ix) the Participant's material breach of any of the Company's written policies; or (x) the issuance of any order by the Maryland Commissioner of Financial Regulation, the Federal Deposit Insurance Corporation, the Board of Governors of the Federal Reserve System, or any other supervisory agency with jurisdiction over the Company permanently prohibiting the continued service of the Participant with the Company. No act or failure to act on the part of the Participant shall be considered "willful" unless it is done, or omitted to be done, by the Participant in bad faith or without reasonable belief that the Participant's action or omission was in the best interests of the Company. Any act or failure to act that is based upon authority given pursuant to a resolution duly adopted by the Board, or upon the advice of legal counsel for the Company, shall be conclusively presumed to be done, or omitted to be done, by the Participant in good faith and in the best interest of the Company. For purposes of this Cause definition, the term "Confidential Information" means all information of any member of the Company and its Affiliates, whether oral, written, computerized, digitized or otherwise, regarding the business of the Company and its Affiliates, including, without limitation, information regarding the Company's and its Affiliates' customers, referral sources, insurance carriers, sales and marketing information, costs, prices, earnings, business plans, financial information and forecasts, contracts, business arrangements, methods of operation, business strategies, prospects, and "intellectual property" (defined as any and all information, reports, other documents and other works, whether in an electronic format or otherwise, created by the Participant for or on behalf of the Company during the Participant's service with the Company, whether or not developed on the Company's premises or equipment or during the Company's normal business hours), whether or not such information is deemed "trade secrets" under applicable law. Confidential Information does not include information that (i) becomes generally available to the public other than as a result of disclosure by the Participant in violation of this Agreement, (ii) was available to the public on a non-confidential basis from a source other than the Company or its Affiliates, (iii) is made available to a third party on a non-confidential basis by the Company or its Affiliates, (iv) was already known to the Participant at the time of disclosure by the Company or its Affiliates, or (v) is required to be disclosed by legal process or applicable law.

(g)        "Change in Control" shall be deemed to have occurred if the conditions set forth in any one of the following paragraphs shall have been satisfied provided that in each case, it also qualifies as a "change in control event" under Treasury regulation section 1.409A-3(i)(5):

(i)       any one person, or more than one person acting as a group, acquires ownership of securities of the Company that, together with securities held by such person or group, constitutes more than 50 percent of the total fair market value or total voting power of the securities of the Company;

(ii)      either (A) any one person, or more than one person acting as a group, acquires (or has acquired during the 12-month period ending on the date of the most recent acquisition by such person or persons) ownership of securities of the Company possessing 35 percent or more of the total voting power of the securities of the Company; or (B) a majority of members of the Board is replaced during any 12-month period by Directors whose appointment or election is not endorsed by a majority of the members of the Board prior to the date of the appointment or election; or

(iii)        any one person, or more than one person acting as a group, acquires (or has acquired during the 12-month period ending on the date of the most recent acquisition by such person or persons) assets from the Company that have a total gross fair market value equal to or more than 40 percent of the total gross fair market value of all of the assets of the Company immediately prior to such acquisition or acquisitions. For this purpose, gross fair market value means the value of the assets of the Company, or the value of the assets being disposed of, determined without regard to any liabilities associated with such assets.

Notwithstanding the foregoing, ownership or control of the Company's voting stock, individually or collectively, by the Company's bank subsidiaries (the "Banks") or any benefit plan sponsored by the Company or the Banks shall not constitute a Change in Control. For purposes of this paragraph only, the term "person" refers to an individual or a corporation, partnership, trust, association, joint venture, pool, syndicate, sole proprietorship, unincorporated organization of any other form of entity not specifically listed herein.

(h)        "Code" shall mean the Internal Revenue Code of 1986, as amended.

(i)        "Committee" shall mean the Compensation Committee of the Board of Directors of the Company.

(j)        "Company" shall mean Shore Bancshares, Inc.

(k)       "Compensation" shall mean Base Salary, bonuses, and other incentive compensation identified by the Company, and designated by a Participant, on a Deferral Election.

(1)        "Deferral Election" means a commitment by a Participant to defer a portion of his or her Compensation or, with respect to a Director, retainer fees under this Plan and for which an election form has been submitted by the Participant to the Company or the administrator either in writing or electronically. A Deferral Election shall become irrevocable on December 31 of the year prior to the Deferral Period to which the Deferral Election applies.

(m)      "Deferral Period" shall mean the calendar year.

(n)       "Director" shall mean a member of the Board or a person serving as a member of the board of directors, board of managers or other governing body of one of the Company's Affiliates.

(o)        "Disability" or "Disabled" shall mean a Participant who is determined to be disabled under the Company's long-term disability plan or the equivalent long-term disability plan of the Participant's employer. The determination of Disability shall be made in accordance with section 409A of the Code and applicable regulations.

(p)       "Eligible Individual" shall mean, for any calendar year, an employee or Director of the Company or a Participating Company who is eligible to participate in the Plan, as described in Section 3 below.

(q)       "Employer Discretionary Contribution" shall mean the amount, if any, the Company or Participating Company credits to a Participant's Account as a nonelective contribution in accordance with Section 5(b) of the Plan.

(r)        "ERISA" shall mean the Employee Retirement Income Security Act of 1974, as amended.

( )     "Key Employee" shall mean an Employee who, at any time during the 12-month period ending on the identification date, is a "specified employee" under section 409A of the Code, as determined by the Committee or its delegate. The determination of Key Employees, including the number and identity of persons considered specified employees and the identification date, shall be made by the Committee or its delegate in accordance with the provisions of sections 416(i) and 409A of the Code and the regulations issued thereunder.

(s)        "Participant" shall mean any Eligible Individual who has elected to defer Compensation or, with respect to a Director, retainer fees pursuant to Section 4 of the Plan or is otherwise credited with Employer Discretionary Contributions.

(t)        "Participating Company" shall mean the Company and any subsidiary of the Company who elects to adopt the Plan.

(u)       "Retirement" shall mean the Participant's Separation from Service with the Company and its Affiliates at or after the date on which the sum of the Participant's age and Years of Service equals at least 65.

(v)        "Separation from Service" means the Participant's termination of employment with the Company or Participating Company employing such Participant and all affiliated and subsidiary entities that are considered to be part of a controlled group with the Company pursuant to Code Section 414(b) or (c), except that in applying Code Section 1563 "fifty percent" shall be substituted for "eighty percent." Whether a termination of employment has occurred is detennined based on whether the facts and circumstances indicate that the Company and the Participant reasonably anticipate that no further services will be performed after a certain date. Separation from Service shall be determined consistent with and pursuant to section 409A(a)(2)(A)(i) of the Code.

(w)       "Years of Service" shall mean the cumulative years of continuous full-time employment with the Company or Participating Company employing a Participant, beginning on the date the Participant first began service with the Company or Participating Company and counting each anniversary thereof, without regard for any leave of absence of six (6) months or less approved by the Company, or a longer period if the right to return to employment after such period is protected by law or contract, as determined in the discretion of the Committee. Service with a predecessor or other related entity may also be taken into account in the complete and sole discretion of the Committee.

3.          Participation.

(a)          Eligibility. Any select employee or Director designated and approved by the Committee shall be eligible to participate in the Plan, as of the Effective Date, as of any subsequent January 1, or as set forth in Section 4(b) below with respect to a newly Eligible Individual.

(b)          Participation. An Eligible Individual may elect to participate in the Plan by electing to defer compensation under the Plan or by being credited with Employer Discretionary Contributions.

4.          Deferral Elections.

(a)        Election Timing and Deferral Amount. Each year, an Eligible Individual may make a Deferral Election each year in the form and manner prescribed by the Committee, as follows. If any amounts are to be paid at Retirement, each year the Participant must designate in his or her Deferral Election the time and manner in which his or her Account will be paid upon Retirement (referred to as a "Retirement Distribution Election"). The Deferral Election shall become effective on the first day of the Deferral Period and will become irrevocable on the December 31 immediately prior to the beginning of the Deferral Period to which the Deferral Election applies. A Deferral Election shall terminate on the date a Participant experiences a Separation from Service (including, but not limited to as a result of Retirement, death or Disability). If no Deferral Election is submitted for a particular Deferral Period, no deferrals shall be permitted for such Deferral Period. A Deferral Election may be cancelled upon a finding by Committee that the Participant has suffered a hardship as described in Section 8(f). A Deferral Election shall continue to be effective for Compensation or, with respect to a Director, retainer fees earned during a Deferral Period in which a Participant is demoted to a position that would otherwise be ineligible to participate in the Plan. In addition, in a Deferral Election, a Participant must designate the time and form of any distribution of such Compensation or, with respect to a Director, retainer fees during the applicable Deferral Period.

(i)        Base Salary or Retainer Fees. Prior to the beginning of each calendar year, each Eligible Individual may elect to defer receipt of all or a portion of any Base Salary or retainer fees that will be earned by such person in the next calendar year. An Eligible Individual may elect to defer not less than 5% and up to a maximum of 50% of the Eligible Individual's Base Salary or 100% of other Compensation, provided that the percentage deferred must be in whole numbers.

(ii)       Payroll Taxes. The Company shall have the right to reduce the amount of the Participant's deferral by the amount of payroll taxes required to be withheld on such deferral.

(iii)      Bonuses.

(1)        Annual Bonuses. Except as provided in paragraph (b) below for newly eligible Participants, a Participant must file a Deferral Election with respect to a bonus in the calendar year before the year in which the services are performed with respect to which the bonus is paid (regardless of whether the bonus amount is determined and paid in the year following the year in which the services were performed). For example, if a Participant desires to defer a portion of his or her bonus earned with respect to services performed in 2019, the Participant must file a Deferral Election by, and the Deferral Election becomes in-evocable on, December 31, 2018 regardless of whether the bonus amount is calculated and paid in 2020.

(2)        Performance-Based Bonuses. In accordance with section 409A of the Code and the regulations thereunder, with respect to any bonus or other Compensation that meets the criteria for performance-based compensation, an initial deferral election may be made with respect to such bonus or other Compensation on or before the date that is six months before the end of the performance period, provided that (i) the service provider performs services continuously from the later of the beginning of the performance period or the date the performance criteria are established through the date an election is made, (ii) the performance period is at least twelve months long and (iii) that in no event may an election to defer performance-based compensation be made after such compensation has become readily ascertainable.

(b)       Newly Eligible Individuals. If an Eligible Individual is hired or is promoted into an Eligible Individual position, the Committee may allow the Eligible Individual to elect to participate in the Plan with respect to any Base Salary, retainer fees, or other Compensation to be earned for that calendar year after the date of the Deferral Election. The eligibility date for a new hire is his or her employment date, and the eligibility date for a promoted employee is the date the Participant is notified of his or her promotion into an Eligible Individual position. If the Committee determines that such an Eligible Individual is eligible to participate in the Plan, the Eligible Individual must elect to participate in the Plan within 30 days receiving notice of eligibility. The election to participate shall apply only to the Eligible Individual's Base Salary, retainer fees or annual bonus earned after the date of the Deferral Election (i.e., the annual bonus would be prorated to reflect bonus earned with respect to services performed after eligibility), consistent with section 409A of the Code. When an Eligible Individual first elects to participate in the Plan, the Eligible Individual becomes a Participant and must designate the timing of payment of his or her Account to be made upon a specified date or event. The Participant must submit the initial distribution elections, on a properly executed Deferral Election form, in the manner prescribed by the Committee. Any Deferral Elections made after the initial Deferral Election will be governed by Section 4(a).

(c)       Irrevocable Elections: All elections under the Plan shall be irrevocable and may not be modified by the Participant except as provided herein.

5.           Participant Accounts.

(a)        Participant Accounts. The Company shall establish and maintain an Account for each Participant. A Participant's Account shall consist of amounts that the Participant has elected to defer with respect to a Participant's Base Salary, retainer fees, or other Compensation, as applicable, including interest or earnings credited on the deferred amounts. The Base Salary, retainer fees, or other Compensation deferred under the Plan shall be credited to the Participant's Account as of the date on which the Participant's Base Salary, retainer fees, or other Compensation would otherwise have been paid to the Participant.

(b)       Employer Discretionary Contributions. The Company and each Participating Company is under no obligation to make any contribution to the Plan; however, in the employing Company's or Participating Company's sole and absolute discretion, the Company may credit any amount to a Participant's Employer Discretionary Contribution Account. The amount may be determined in any way by the Company and/or Participating Company and need not be consistent among the Participants in the Plan. Any contribution made will be allocated to a Participant's Employer Discretionary Contribution Account as of the date determined by the Company. Directors will not be eligible to receive Employer Discretionary Contributions.

( )           Debits to Accounts for Distributions. Each Participant's Account shall be debited by the amount of any distribution as of the date the distribution is made.

(c)       Earnings on Accounts. A Participant who is not a Director deferring retainer fees shall elect from among a series of hypothetical investment alternatives, which may include a fixed rate alternative, designated by the Committee into which the Participant's deferrals of Base Salary or bonuses or any Employer Discretionary Contributions shall be deemed invested. The investment gains and losses credited to the Participant's Account shall be measured based upon the investment alternatives selected and calculated after the investment managers' expenses have been deducted but before any insurance-related or other expenses have been deducted. Participants may change investment alternatives periodically by following such procedures as may be determined by the Committee. Earnings, gains and losses shall continue to be credited to all Accounts until all benefits have been paid. The Committee may, in its sole discretion, add, remove or change the hypothetical investment alternatives from which Participants may choose, at any time, in its sole discretion. A Participant who is not a Director and who fails to designate investment alternatives shall be deemed to have selected the money market investment alternative. A Director's deferral of retainer fees shall be deemed invested in units of Company shares of common stock and may not be deemed investment in any other asset.

6.          Vesting. Each Participant shall be fully vested at all times in all deferred Compensation or retainer fees credited to each Participant's Account. Participants receiving Employer Discretionary Contributions shall vest in the contribution at a rate to be determined by the Company at such time as it makes any Employer Discretionary Contributions. In the event the Company fails to designate a vesting period at the time of making an Employer Discretionary Contribution, such contribution shall vest on the third anniversary of the date of the Employer Discretionary Contribution. Notwithstanding the foregoing, Participants shall immediately fully vest in all Employer Discretionary Contributions upon the occurrence of any of the following events: death, Disability, attainment of age 66, or a Change in Control. Any Employer Discretionary Contributions, whether vested or unvested, shall be forfeited upon a Separation from Service due to Cause.

7.          Payment of Benefits. A Participant's benefits shall be paid on the earliest date described below and shall be paid in cash unless such benefits have been designated to Company stock in which case, the benefit shall be distributed in stock. A Participant may subsequently change a payment date previously designated if, and only if, such election change is submitted to the Committee in writing or electronically in such form approved by the Committee at least twelve months prior to the original payment date (or in the case of a series of installments, the date the first installment becomes payable), such change in election does not take effect for at least twelve months after it is submitted to the Committee in writing, and the changed election defers the payment of benefits from the Participant's account for at least five years from the date of the initial payment date (or in the case of a series of installments, the fifth anniversary of the date the first such installment was previously payable). For purposes of clarity, Employer Discretionary Contributions are only payable upon a Separation from Service other than for Cause (including, but limited to a Separation from Service due to Retirement, death or Disability).

(a)        Retirement. If a Participant incurs a Separation from Service due to Retirement, the Account shall be distributed in a lump sum payment within 60 days of Retirement or in annual installments payable in over five, ten or fifteen years as designated in the Participant's Retirement Distribution Election with the first annual installment commencing within 60 days of Retirement. If a Participant fails to provide a properly completed Retirement Distribution Election, such payment shall be made in a lump sum payment within 60 days of the Participant's Separation from Service.

(b)        Separation from Service. If a Participant's incurs a Separation from Service due to any reason other than Retirement (including, but not limited to due to death or Disability), the Participant's Account shall be distributed to the Participant or the Participant's Beneficiary, as applicable, in a lump sum payment within 60 days of the Participant's Separation from Service. The Account will be valued as of the last business day of the month immediately preceding the month in which the distribution occurs.

(c)        Fixed Payment Date. If a Participant who is not a Director designates a fixed payment date on a properly executed Deferral Election form that is at least three years after the corresponding deferral, a Participant shall receive any Compensation deferred pursuant to a Deferral Election and credited to the Participant's Account in a lump sum payment within 60 days of such fixed payment date or in four annual installments, with the first annual installment commencing within 60 days of the fixed payment date. Directors may not elect a fixed payment date as a distribution event with respect to deferred retainer fees and no Employer Discretionary Contributions shall be distributed when a Participant elects a fixed payment date as a payment event.

(d)        Hardship. At any time prior to commencement of payment of a Participant's Account, a Participant may request payment of all or a portion of a Participant's Compensation or retainer fees deferred pursuant to a Deferral Election and credited to the Participant's Account on account of financial hardship. The decision to approve or deny such a request shall be in the absolute discretion of the Committee. Such a request shall be approved only upon a finding that the Participant has suffered a severe financial hardship, which has resulted from an illness or accident of the Participant, the Participant's spouse, or a dependent (as defined in section 152(a) of the Code) of the Participant, loss of the Participant's property due to casualty, or other similar extraordinary and unforeseeable circumstances arising as a result of events beyond the Participant's control. The hardship distribution may not exceed the amount reasonably necessary to satisfy the emergency need, including amounts necessary to pay income taxes or penalties reasonably anticipated to result from the distribution, after taking into account the extent to which such hardship is or may be relieved through reimbursement or compensation by insurance or by liquidation of the Participant's assets (to the extent the liquidation of such assets would not itself cause severe financial hardship). In the event such a request is approved, payment of all or a portion of the Participant's Account, to the extent approved by the Committee, shall be made as soon as practicable to the Participant. The Participant's Account otherwise payable hereunder shall be reduced to take into account such financial hardship payment. The Committee shall administer hardship distribution requests consistently with section 409A of the Code and the regulations thereunder. No Employer Discretionary Contributions shall be distributed pursuant to the paragraph (d).

(e)        Delay for Key Employees. Notwithstanding any provision of the Plan to the contrary, if a Participant is a Key Employee and becomes entitled to receive a distribution on account of Separation from Service, the distribution may not be made earlier than six months following the date of the Participant's Separation from Service, if required by section 409A of the Code and the regulations thereunder. If distributions are delayed pursuant to section 409A of the Code, the accumulated amounts withheld on account of section 409A of the Code shall be paid the first business day after the end of the six-month period. If a Participant dies during such six-month period, the amounts withheld on account of section 409A of the Code shall be paid to the Participant's Beneficiary 90 days after the date of his or her death.

8.       Beneficiary Designation. Each Participant shall have the right, at any time, to designate any person or persons as a Beneficiary (both primary and contingent) to whom payment of the Participant's Accounts under the Plan shall be made in the event of the Participant's death provided that any Beneficiary designation shall be valid or effective only as permitted under applicable law. A married Participant spouse is required to be the Participant's primary Beneficiary unless his or her spouse completes and submits to the Committee a valid spousal waiver in such form as provided by the Committee that is witnessed by a notary. Such designation may be changed or canceled at any time without the consent of any such Beneficiary except that a married Participant's spouse must consent to such change in a valid spousal waiver in such form as provided by the Committee that is witnessed by a notary. Any such designation, change or cancellation shall be made in a form approved by the Committee and shall not be effective until received by the Committee or its designee. If no Beneficiary has been named, or if the designated Beneficiary shall have predeceased the Participant, the Beneficiary shall be the Participant's estate. If a Participant designates more than one Beneficiary, the interests of such beneficiaries shall be paid in equal shares, unless the Participant has specifically designated otherwise.

9.       Source of Funds; Scope of Liability. The Plan shall be unfunded, and payments hereunder shall be made from the general assets of the Company or Affiliate that employs the Participant. Any assets that may be set aside, earmarked or identified as being intended for the provision of payments hereunder shall remain an asset of the Company or an Affiliate and shall be subject to the claims of its or their general creditors. Each Participant shall be a general creditor of the Company or an Affiliate to the extent of the value of a Participant's Accounts hereunder. A Participant shall have no right, title or interest in any specific assets that may be set aside or designated as intended to be applied to payments under the Plan. Payments in accordance with the terms of the Plan shall completely discharge all obligations of the Company and its Affiliates hereunder.

10.     Amendment and Termination. The Company reserves the right to amend or terminate this Plan at any time by action of the Company's Board of Directors or the Committee; provided,

however, that on or after a Change in Control, no amendment or termination of the Plan shall reduce the amount credited to a Participant's Accounts as of the date of the amendment or termination. In the event of a termination of this Plan, accounts shall be distributed in accordance with section 409A of the Code.

11.        Nonalienation of Benefits. None of the benefits or rights of a Participant or any Beneficiary of a Participant shall be subject to the claim of any creditor, and, in particular, to the fullest extent permitted by law, all such benefits and rights shall be free from attachment, garnishment or any other legal or equitable process available to any creditor of the Participant or Beneficiary. Neither the Participant nor the Participant's Beneficiary shall have the right to alienate, anticipate, commute, pledge, encumber, or assign any of the payments which either of them may expect to receive, contingently or otherwise under this Plan.

12.        Administration. This Plan shall be administered by the Committee, which shall be responsible for the interpretation of the Plan and establishment of the rules and regulations governing its administration. Any decision or action made or taken by the Committee, arising out of or in connection with the construction, administration or interpretation of the Plan or of its rules and regulations, shall be conclusive and binding upon all Participants, subject only to such review by a court of competent jurisdiction as is permitted by ERISA. In making any such decision or taking any such action, the Committee shall have full and complete discretion and authority to make eligibility determinations, construe provisions of the Plan and resolve issues. Participation in the Plan shall be made conditional upon a Participant's acknowledgement, in writing or by acceptance of participation, that all decisions and determinations of the Committee shall be final and binding on the Participant, the Participant's beneficiaries, and any other persons having or claiming an interest under the Plan. All expenses of administering the Plan shall be paid by the Company and shall not affect the Participant's right to or amount of benefits.

13.        Section 409A of the Code. The Plan is intended to comply with the applicable requirements of section 409A of the Code and applicable regulations, and shall be maintained and administered in accordance with section 409A of the Code to the extent section 409A of the Code applies to the Plan. Notwithstanding anything in the Plan to the contrary, distributions from the Plan may only be made in a manner, and upon an event, permitted by section 409A of the Code and applicable regulations. If a payment is not made by the designated payment date under the Plan, the payment shall be made by December 31 of the calendar year in which the designated payment date occurs. For purposes of section 409A of the Code, the right to series of installment payments under this Plan shall be treated as a right to series of separate payments. In no event may a Participant directly or indirectly designate the calendar year of payment.

14.        Claims Procedure.

(a)        Claim. A Participant or, following the Participant's death, a Beneficiary (collectively referred to in this Section 15 as a "claimant") may submit a claim for benefits under the Plan. Any claim for benefits under the Plan shall be made in writing to the Committee.

(b)        Claim Decision. In the case of a claim for benefits that is wholly or partially denied, within 90 days (or 180 days in special cases if the Committee furnishes notice of the extension before the end of the initial 90-day period) after the claim has been filed, the Committee shall provide the person who filed the claim a written approval or denial of the claim. A notice of the denial of a claim, in whole or in part, shall set forth:

(i)         the reason or reasons for the denial;

(ii)        reference to the specific Plan provisions upon which the denial is based;

(iii)       a description of any additional material needed before the claim can be considered and an explanation of why such material or information is necessary; and

(iv)       an explanation of the claim review procedure set forth below and the time limits applicable to appeals, including a statement of the claimant's right to bring a civil action under section 502(a) of ERISA following an adverse benefit determination on appeal.

(c)        Request for Review. Within 60 days of the receipt of a notice denying a claim, the claimant or the claimant's duly authorized representative may request, in writing, a full review of the claim by the Committee. In connection with any such review, the claimant or the claimant's authorized representative (i) will be provided, upon request and free of charge, reasonable access to, and copies of, all documents, records and other information relevant to the claim for benefits and (ii) may submit issues and comments in writing to the Committee. The Committee shall make a decision within 60 days after the request for a review (or 120 days in the event of special circumstances if the Committee furnishes notice of the extension before the end of the initial 60-day period). The Committee's decision will be binding on all parties. A final notice of the denial of the claim on appeal, in whole or in part, shall set forth:

(i)         the reason or reasons for the denial;

(ii)        reference to the specific Plan provisions upon which the denial is based;

(iii)       the claimant's right to, upon request and free of charge, reasonable access to, and copies of, all documents, records and other information relevant to the claim for benefits; and

(iv)       a statement of the claimant's right to bring a civil action under section 502(a) of ERISA.

(d)        Exhaustion; Scope of Review. No claimant may bring an action for any alleged wrongful denial of Plan benefits in a court of law unless the claims procedures set forth above are exhausted and a final determination is made by the Committee. If a claimant challenges a decision under this Section 15, a review by the court of law will be limited to the facts, evidence and issues presented during the claims procedure set forth above. Facts and evidence that become known to the claimant after having exhausted the claims procedure must be brought to the attention of the Committee for reconsideration of the claims determination. Issues not raised during the claims procedure shall be deemed waived.

15.        Clawback. Notwithstanding any other provisions in this Plan, any portion of a Participant's Account, which is subject to recovery under any law, government regulation or stock exchange listing requirement, will be subject to such deductions and clawback as may be required to be made pursuant to such law, government regulation or stock exchange listing requirement (or any policy adopted by the Company pursuant to any such law, government regulation or stock exchange listing requirement).

16.        Withholding Taxes. The Participant, or, following the Participant's death, the Participant's Beneficiary, shall make appropriate arrangements with the Company for satisfaction of any U.S. Federal, state and local income and payroll tax withholding requirements applicable to the payment of benefits under the Plan. If no such arrangements are made, the Company may provide, at its discretion, for such withholding and tax payments as may be required.

17.        No Contract of Employment. Nothing contained herein shall be construed as conferring upon any person the right to be employed or continue in the employ of the Company or any of its Affiliates, nor shall it interfere with the rights of the Company or its Affiliates to terminate the employment of any Participant and to take any personnel action affecting any Participant without regard to the effect which such action may have upon such Participant as a recipient of benefits under the Plan.

18.        Notice. Any notice or filing required or permitted to be given to the Company under the Plan shall be sufficient if in writing hand-delivered or sent by registered or certified mail, return receipt requested, to the principal office of the Company, directed to the attention of General

Counsel, W. David Morse, telephone 410-820-6867. Such notice shall be deemed given as of the date of delivery, or if delivery is made by mail, as of the date shown on the postmark on the receipt for registration or certification.

19.        Successors of the Company. The rights and obligations of the Company under the Plan shall inure to the benefit of, and shall be binding upon, the successors and assigns of the Company.

20.        Applicable Law.  This Plan shall be construed under the laws of the state of Maryland except where the laws of the state of Maryland are preempted by ERISA.

IN WITNESS WHEREOF, Shore Bancshares, Inc. has caused this Plan to be executed by its duly authorized officer this 11th day of November, 2018.

/s/Lloyd L. Beatty, Jr.
Lloyd L. Beatty, Jr.
President and CEO